(Translation)

AGREEMENT FOR THE FORMATION AND OPERATION OF A
SINO FOREIGN JOINT VENTURE COMPANY

THIS AGREEMENT is made on February 11, 2011.

Article 1
Upon basis of fairness and mutual benefit, Wei Da Xing (“Party A”) and Capital Award Inc (“Party B”) hereby agree to enter into this joint venture agreement, in accordance with the laws of Sino Foreign Joint Venture Enterprises of the People’s Republic of China and other relevant regulations.

Article 2	The Joint Venture Parties

(1) Party A :	Mr. Wei Da Xing of Chinese ID number: IC#42202212196910250434 of No. 02073, Da Yang Village, An Sheng Town , An Sheng Country, Hua Nam Province.

(2) Party B :
Capital Award Inc. (a Belize incorporation) with its business address at Rm3711 China Shine Plaza, No.9, Lin He Xi Road, Tianhe District, Guangzhou, 510610 PRC, which shall include its assigns, successor in title or nominee (represented by Mr. Solomon Lee of Australian Passport Number E4010069, a director.

(hereinafter Party A and Party B shall be collectively referred to as “the Parties”)

Article 3
For mutual benefit, the parties hereto agree to incorporate a sino foreign joint venture company at No. 1-5, 1st Floor, Jiangzhou Shui Zha Office Building, No 19, Jiang Jun road Jiangzhou, Juntang Town, Enping City, Guangdong Province of the People’s Republic of China, to be tentatively named as Enping City Bi Tao A Power Prawn Culture Development Co., Ltd (“SFJVC”).

Article 4	The parties hereto shall share the indebtedness, risks and losses of the SFJVC as well its profit in accordance with their respective equity interest ratio in the SFJVC.

Article 5
The Parties' purpose in establishing the SFJVC is to develop a prawn farm, that will produce high standard of quality fresh prawns and products that will have the competitive edge to develop sustained markets internationally, through the application of modern aquaculture technology and related management systems to gain economic benefit to the Parties as well as to generate social benefits to the communities as a whole.

Article 6	Scope of business operation : development and operation of Pawn farms.

Article 7	Production Capacity : 2,000 tons of quality fish and prawns per year.

(1)
It is estimated that the construction of the Prawn farm will be completed within a period of 6 months counting from date of the Agreement; subsequently business operation of the Prawn farm will be commence, such that the targeted production of operational year (1) is for 250 tons of prawn.

(2)
From the second year of operation to the fifth year of operation, the production will be increased gradually to its final annual productivity of 2,000 tons per year, including the development of more than 3 species of fish and prawns.

Article 8
The tenure of the SFJVC shall be for a period of 50 years.  The SFJVC’s Board of Directors may decide to extend the tenure of the SFJVC by applying to the China Business Registration Department (or its related authorized approving authority) within 6 months from day of expiry thereof.

Article 9
The total investment capital of the SFJVC shall be US$5 million to be invested over a period of 5 years, whereas the Registered Capital of the SFJVC shall be US$100,000 for the first year and be increased gradually to US$5 million by the fifth year subject to the decision made by the Board of Directors of the SFJVC at the time.

Article 10	The parties’ respectively capital contribution in the 5 years are as follows :

First Year :	Party A shall contribute US$80,000 in cash, whereas Party B shall contribute US$20,000 in cash.

From the second year onward, Party B shall have the option to increase its share of equity interest in the SFJVC, and the parties will contribute their share of equity stake (or to increase part of the SFJVC’s registered capital by means of converting the SFJVC’s assets) in accordance with the guidelines as shown in the Table below:

First Year

Parties	Change of equity interest up to	Assets that may be converted	Maximum % that will be converted

Party A	75%	Cash	10%
		Plants and equipment	25%
		Properties	25%
		Land Use Right	10%
		Others	5%
		Total contribution of Party A	75%
Party B	25%	Cash	25%

Second Year Onward

Parties	Change of equity interest up to	Assets that may be converted	Maximum % that will be converted

Party A	25%	Cash	2.5%
		Plants and equipment	6.25%
		Properties	6.25%
		Land Use Right	2.5%
		Others	1.25
		Total contribution of Party A	25%
Party B	75%	Cash	75%

Article 11
Schedule of Payment by the Parties of the Registered Capital : In the first year, the Parties hereto shall pay for the US$100,000 Registered Capital of the SFJVC in accordance with their respective share of equity interest in the SFJVC within 6 months from date of issuance of the business license of the SFJVC.  From the second year onward, the Parties shall pay their respective share of contribution of the Registered capital in the manner as mentioned above and in accordance with the time schedule as set forth by the Board of Directors of the SFJVC as and when it shall be necessary.

Article 12
If either of the Parties hereto shall decide to sell all or part of its equity in the SFJVC to any third party, the selling party hereto shall obtain the prior consent of the other party hereto before such sale, and shall grant the first right of refusal to the other party hereto on the like terms for the intended sale.

Article 13	The responsibilities of Party A:

1.	To pay its share of the Registered Capital on a timely manner.
2.	To apply to relevant Chinese Authorities in order to obtain the official approval, registration and business license for the incorporation of the SFJVC.
3.	To apply to the Land Authorities of China to obtain official approval of the Land Use Right of the project land.
4.
To introduce and to organize all local sub-contractors and contractors to carry out construction work relating to the scopes of civil engineering, designs, building and all other related matters for the SFJVC for the purpose of developing the fish farm.

5.	To introduce to and to organize all local suppliers and manufacturers for the SFJVC such that the SFJVC will be able to obtain supplies and manufacturing of plants and equipment for the fish farm.
6.
To apply to the customs authorities and to obtain import clearance for all imported plants and equipment of the fish farm and to arrange local transportation for the delivery of the imported plants and equipment to the project site.

7.
To introduce to and to organize all local contractors and sub-contractors for the SFJVC such that the SFJVC will be able to construct and to connect all basic infrastructure and utility services needed at the project site of the fish farm.

8.	To assist the SFJVC in recruiting chinese management personnel, technical personnel, workers and other workers needed for its fish farm.

9.	To assist foreign workers and staffs of the SFJVC in their applications for entry visas, work permits and other associated local traveling arrangements.
10.	To co-ordinate other general necessities requested by the SFJVC from time to time during the development period of the SFJVC.

Article 14	The responsibilities of Party B

1.	To pay its share of the Registered Capital on a timely manner.
2.	To organize and to arrange supplies, purchases, delivery and related matters of all imported plants and equipment needed by the Fish Farm.
3.	To organize and to arrange all transportation and related logistics needed for the importation of imported plants and equipment for delivery to the appropriate sea port in China.
4.	To provide qualified technical supervisors, personnel and inspectors for the installation and commissioning of all plants and equipment of the fish farm.
5.	To provide training to the personnel and workers needed for the operation of the fish Farm.
6.	Party B shall ensure that the performance of the Fish Farm (including but not limiting to the productivity and durability of the Fish Farm) will be reached within the targeted schedule.
7.	To assist the SFJVC in other matters related to the Fish Farm Development works as and when requested by the SFJVC.

Article 15	The date of registration of the SFJVC shall be the date whereupon the SFJVC shall officially constitute its Board of Directors.

Article 16
The Board of directors shall consist of 3 members; 1 appointee from Party A and 2 from Party B.  The director appointed by Party A shall be made the Chairperson, whereas 1 director appointed by Party B shall be made the Deputy Chairperson.  The tenure of the Chairperson and the Deputy Chairperson shall be 3 years, renewable at the discretion of the appointing party.

Article 17	The highest authority of the SFJVC company shall be its Board of Directors. The following matters shall require unanimous approval of the Board of Directors:

(1)	Amendments made to the Articles of Association of the SFJVC;
(2)	The termination and dissolution of the SFJVC;
(3)	Any Changes made to the Registered Capital of the SFJVC and the assignment or sales of the equity stakes in the SFJVC by any one of the parties.
(4)	Merger of the SFJVC with other business entity.

Article 18
Save and except for the matters as stated in Article 17, all other matters of the SFJVC shall only require the majority decision of the Board of Directors. The quorum for any meeting shall be two third of the members of the board.

Article 19
The Chairperson of the board is the legal representative of the SFJVC.  If the Chairperson for any reason is not able to carry out his duties, the Deputy Chairperson or any other director may be empowered to represent the SFJVC.

Article 20
The Board of Directors shall convene at least twice every year, and meetings shall be called by the Chairperson of the Board of Directors or such other director as directed by the Chairperson.  The Chairperson may convene short notice meeting upon his receipt of such requisition from one third or more of the directors.  All corresponding minutes of the board meetings shall be recorded on file of the SFJVC.

Article 21	Each Party hereto shall share the profit or loss derived from the operation of the SFJVC in accordance with percentage of their respective equity held in the SFJVC.

Article 22
The management of the SFJVC shall be responsible for the day to day administration and operation of the company.  The management shall consist of 1 General Manager to be nominated by Party A, 1 Deputy General Manager to be nominated by Party B, the employment of same shall be decided by the board of directors, for a tenure of 3 years renewable if the board of directors shall so decide.

Article 23
The general manager of the SFJVC will be responsible to the Board of Directors of the SFJVC and to manage all daily affairs of the SFJVC; the Deputy General Manager will assist the General Manager in managing the daily affairs of the SFJVC, and be the acting General Manager in the absence of the General Manager. All other management personnel and workers will be appointed by the General Manger.

Article 24
The Board of Directors of the SFJVC shall have the right to terminate the appointment of the General Manager and / or the Deputy General Manager in the event if either or both of them shall act intentionally or negligently causing the SFJVC to suffer loss or damage.

Article 25
The SFJVC shall have an Audit Committee consists of 3 members, of whom Party A shall nominate 2 persons and Party B shall nominate one person. One of the members nominated by Party A shall be made the Chairperson of the Audit Committee.  Members of the Audit Committee shall be formally appointed by the Board of Directors of the SFJVC for a minimum term of 3 years.

Article 26
All matters of the SFJVC concerning recruitment, dismissal, wages, workers’ insurance, Disabled Fund, Flood Control Fund, welfare of workers and rewards and penalties shall be implemented in accordance with the Regulations of the People s Republic of China on Labor Management and its Implementing Rules, and the policies thereof formulated by the Board of Directors of the SFJVC, and incorporated into the employment contracts.

Article 27	The SFJVC shall pay all taxes in accordance with the China’s taxation law and regulations.

Article 28	The staffs and workers of the SFJVC shall pay all taxes accordance with the income tax law of China.

Article 29
The SFJVC shall make provision in Reserved Fund, Expansion Fund and Employees’ Welfare Fund in accordance with the provisions of the Sino Foreign Joint Venture Law of China, the quantum of which shall be decided by the board of directors of the SFJVC according to the prevailing financial capacity of the SFJVC from time to time.

Article 30	The fiscal year of the SFJVC shall be from July 1 of the year to June 30 of the subsequent year. All the accounting vouchers, accounting books and records shall be written in Chinese and in English.

Article 31	The SFJVC shall engage a Chinese auditor for auditing of accounts, and such audited accounts shall be submitted to the board of directors and the General Manager.

Article 32	The General Manager of the SFJVC shall submit the annual financial report for the preceding fiscal year to its Board of Directors within first three months of each fiscal year.

Article 33	All the insurance coverage of the SFJVC shall be decided by the board of directors.

Article 34
Upon expiration or early termination of the SFJVC, the SFJVC shall be liquidated in accordance with the relevant laws of China and the assets of the SFJVC shall be distributed to the parties hereto proportionately according to the percentage of each party’s equity interest in the SFJVC.

Article 35	Any amendment to this Agreement and its appendices shall require written consent of both parties, and be subject to approval of the relevant authority before taking effect.

Article 36
If this Agreement cannot be implemented due to Force Majeure, or the SFJVC suffers severe financial losses and is not able to continue its operation as a result, then the SFJVC may be dissolved upon the unanimous decision of the Board of Directors and the approval of the relevant approving authority.

Article 37
Should the joint venture company be unable to continue its operation or achieve its business purpose due to the fact that one of the contracting parties fails to fulfill the obligations prescribed by the contract and articles of association, that party shall be deemed to have unilaterally terminated the contract. The other party shall have the right to terminate the contract in accordance with the provisions of the contract after approval by the original approving authority, and to claim damages from the defaulting party.  Should it be the fault of both parties, the parties shall bear their liabilities according to the gravity of fault committed by the parties. If both parties cannot agree on the quantum of liabilities, either party shall have the right to refer the dispute to the Shenzhen branch of the China International Economic and Trade Arbitration Commission for arbitration.   If both parties agree to continue operation of the SFJVC, the defaulting party shall compensate the SFJVC its financial losses.

Article 38
Should either of the parties hereto be prevented from executing the contract by force majeure, such as earthquake, typhoon, flood, fire, war or other unforeseen events, and their occurrence and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by telegram without any delay, and within 15 days thereafter provide detailed information of the events and a valid evidential document issued by the relevant public notary organization explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to exempt part of the obligations for implementation of the contract or whether to delay the execution of the contract according to the effects of the events on the performance of the contract.

Article 39
Should either Party hereto fail to pay on schedule its agreed capital contribution in accordance with the provisions herein, the defaulting party shall pay to the other party hereto liquidated damages equivalent to 10% of its agreed capital contribution every month starting from the date of occurrence of such breach. Should the defaulting party fail to pay after 3 months, liquidated damages equivalent to 30% of its capital contribution shall be paid to the other party, who shall have the right to terminate the contract and to claim damages from the defaulting party.

Article 40	The formation, validity, interpretation, execution and settlement of disputes in respect of, this contract shall be governed by the relevant laws of the People s Republic of China.

Article 41
In the event any dispute arising in the course of carrying into effect this Agreement cannot be settled through friendly consultations between the parties hereto, such dispute shall be referred to the Shenzhen branch of China International Economic and Trade Arbitration Commission for arbitration in accordance with its rules.  The arbitral award is final and binding upon all parties.

Article 42	In the arbitration process, the terms of this Agreement, other than the part which is the subject matter of the arbitration, shall remain operational.

Article 43	This Agreement shall take effect upon the approval thereof by the Ministry of Commerce and Trade of China (or its related authorized approving authority).

Article 44
The parties hereto may communicate with each other by, but not limited to, the telegraph, telephone, mail, fax, e-mail, MSN, QQ, telex and other effective means agreed by both parties, but any matter concerning the rights and obligations of the parties hereto should be conveyed to the other party in writing.  The addresses of Party A and Party B as stated in this Agreement shall be the postal addresses of the parties hereto.

Article 45
This Agreement shall be in the Chinese Language and printed in 6 copies, of which each party shall have 2 copies each, and the relevant approving authorities each shall have 1 copy.  All copies shall have the same legal force.

Party A :	Mr. Wei Da Xing	Party B:	Capital Award Inc

(Signed)		(Signed)
(Solomon Lee, Director)
________________		________________

February 11, 2011